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                                                                  EXHIBIT 21.01


                  SUBSIDIARIES* OF CARAUSTAR INDUSTRIES, INC.

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                                                                  STATE OF
                       NAME                                     INCORPORATION                   Trade, D/B/A Names
                       ----                                     -------------                   ------------------

Austell Holding Company, LLC                                   Georgia
Camden Paperboard Corporation                                  New Jersey
Caraustar, G.P. (a general partnership)                        South Carolina
Caraustar Custom Packaging Group, Inc.                         Delaware
Caraustar Custom Packaging Group (Maryland), Inc.              Maryland
Caraustar Industrial & Consumer Products Group, Inc.           Delaware
Caraustar Industrial & Consumer Products Group, Ltd.           Leyland, Lancaster,
                                                               United Kingdom
Caraustar Mill Group, Inc.                                     Ohio
Caraustar Paper Tube de Mexico (65% owned)                     Mexico
Caraustar Recovered Fiber Group, Inc.                          Delaware
Chicago Paperboard Corporation                                 Illinois
Federal Transport, Inc.                                        Ohio
Gypsum MGC, Inc.                                               Delaware
Halifax Paper Board Company, Inc.                              North Carolina
McQueeny Gypsum Company                                        Delaware
McQueeny Gypsum Company, LLC                                   Delaware
Paragon Plastics, Inc. (80% owned)                             South Carolina
PBL Inc.                                                       Delaware                         **
Sprague Paperboard, Inc.                                       Connecticut
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*        Each subsidiary is wholly-owned (directly or, indirectly) by Caraustar
         Industries, Inc. unless otherwise indicated.

**       Does business in Indiana as PBL Indiana Inc.